AMENDMENT TO CUSTODIAN AGREEMENT

THIS AMENDMENT TO CUSTODIAN AGREEMENT (this “Amendment”) is dated as of December 10, 2024 by and between PARNASSUS FUNDS TRUST, a management investment company organized under the laws of the State of Massachusetts and registered with the Commission under the Investment Company Act of 1940 (the “1940 Act”) (the “Fund”), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (“BBH&Co.” or the “Custodian”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Fund and BBH&Co. entered into a Custodian Agreement dated as of June 8, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”).

WHEREAS, the Fund and BBH&Co. desire to make certain modifications to the terms of the Agreement as further detailed herein;

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

A.	Amendments to the Agreement

1.	The first paragraph of the Agreement is hereby amended and restated as follows:

“THIS AGREEMENT (this “Agreement”), dated as of June 8, 2009, between PARNASSUS FUNDS TRUST, an open-end management investment company organized under the laws of the State of Massachusetts and registered with the Commission under the Investment Company Act of 1940 (the “1940 Act”) (the “Fund”) for itself and on behalf of each of its series identified on Schedule A attached hereto, as amended from time to time (each, a “Portfolio”), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (“BBH&Co.” or the “Custodian”). For purposes of this Agreement, reference hereafter to the “Fund” shall mean the Fund acting for itself and/or on behalf of the respective Portfolio(s), as the context requires.”

2.

The Agreement is amended by adding a new Schedule A at the end thereof. The Schedule A attached to this Amendment shall be inserted immediately following the signature page to the Agreement (page 29) and shall constitute the new Schedule A to, and form a part of, the Agreement.

3.

The parties acknowledge and agree, ab initio, that the full legal name of the Fund is the Parnassus Funds Trust, and references in the Agreement to Parnassus Funds shall be deemed to reference the Parnassus Funds Trust.

B.	Miscellaneous

1.

This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as specifically amended hereby, the Agreement remains unchanged, in full force and effect and binding on the parties in accordance with its terms.

2.	This Amendment shall be governed and construed in accordance the governing law and jurisdiction provisions of the Agreement.

3.

This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile transmission or other electronic mail transmission (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, each of the parties has caused their duly authorized representatives to execute this Amendment to the Agreement, effective as of the first date written above.

BROWN BROTHERS HARRIMAN & CO.		PARNASSUS FUNDS TRUST

By:	/s/ Shawn McNinch	By:	/s/ Benjamin E. Allen
Name:	Shawn McNinch	Name:	Benjamin E. Allen
Title:	Principal	Title:	President and Chief Executive Officer

SCHEDULE A

TO

CUSTODIAN AGREEMENT dated

June 8, 2009, as amended,

between PARNASSUS FUNDS TRUST

and BROWN BROTHERS HARRIMAN & CO.

List of Portfolios

Updated as of December 10, 2024

The following is a list of Portfolios for which BBH&Co. shall serve as Custodian under the Custodian Agreement:

Parnassus Growth Equity Fund

Parnassus Mid Cap Fund

Parnassus Mid Cap Growth Fund

Parnassus Value Equity Fund

Parnassus International Equity Fund

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